Exhibit 1.1
EXECUTION COPY
MEADOWBROOK INSURANCE GROUP, INC.
6,250,000 Shares of Common Stock
UNDERWRITING AGREEMENT
July 18, 2007
KeyBanc Capital Markets Inc.
   as Representative of the several Underwriters
c/o KeyBanc Capital Markets Inc.
KeyBank Center
800 Superior Avenue
Cleveland, Ohio 44114
Ladies and Gentlemen:
     Meadowbrook Insurance Group, Inc., a Michigan corporation (the “Company”), and the stockholders of the Company listed in Schedule A hereto (the “Selling Stockholders”), severally confirm their agreement, subject to the terms and conditions stated herein, to sell an aggregate of 6,250,000 shares (the “Firm Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), to the several underwriters named in Schedule B hereto (the “Underwriters”), for whom KeyBanc Capital Markets Inc. (“KBCM”) is acting as Representative (the “Representative”). The Firm Securities consist of 5,500,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 750,000 outstanding shares of Common Stock to be sold by the Selling Stockholders.
     In addition, the Company also confirms its agreement, subject to the terms and conditions stated herein, to grant the Underwriters an option to purchase all or any part of an aggregate of 937,500 additional shares of Common Stock (the “Optional Securities”). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Securities.” The Company and the Selling Stockholders hereby confirm the agreement with you, acting as Representative of the Underwriters, concerning the purchase of the Securities from the Company and the Selling Stockholders by the Underwriters.
     The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.
1.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:
(a)	A registration statement on Form S-3 relating to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Securities Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the

Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as Representative of the Underwriters and the Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required (or would be required but for the provisions of Rule 172 of the Securities Act Regulations (as defined below)) to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. As used in this Agreement:
(i)	“Applicable Time” means 9:00 p.m. (Eastern time) on the date of this Agreement;

(ii)	“Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii)	“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(iv)	“Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations;

(v)	“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Securities Act Regulations;

(vi)	“Prospectus” means the final prospectus relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto; and

(vii)	“Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement, except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Delivery Date, “Registration Statement” shall refer to such registration statement as so amended.
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include an abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Securities Act Regulations, if any (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)	The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Securities Act Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Securities Act Regulations.

(c)	At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the Securities Act Regulations.

(d)	Each of the Company’s reports filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are incorporated by reference in the Registration Statement (collectively, the “Exchange Act Reports”) conformed in all material respects at the time of filing, and any amendment to the Exchange Act Reports filed after the date hereof will conform in all material respects when filed, to the requirements of the Exchange Act or the rules and regulations thereunder (the “Exchange Act Regulations”).

(e)	The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(f)	The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(g)	The Exchange Act Reports did not, as of their respective dates, and will not on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)	The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(i)	Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time and at all subsequent times through the completion of the public offer and sale of the Securities, does not and will not include any information that conflicts or will conflict with the information then contained in the Registration Statement. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Securities Act Regulations) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act Regulations.

(j)	The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Michigan, with full corporate power and authority to own and lease its properties and conduct its business as described in each of the most recent Preliminary Prospectus and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated herein. The Company is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby or on the condition (financial or otherwise), assets, business, properties, prospects, results of operations or stockholders’ equity of the Company and the Subsidiaries (as defined below) taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”). Other than as disclosed in the most recent Preliminary Prospectus and the Prospectus or in Exhibit 21 to the Company’s most recent annual report on Form 10-K, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any material ownership interest in any partnership, joint venture or other association.

(k)	As of the First Delivery Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. All of the outstanding capital stock or other equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, as of the First Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(l)	Each Subsidiary has been duly organized, is validly existing and in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its organization, as applicable, with the requisite power and authority (corporate, limited liability company or limited partnership, as applicable) to own and lease its properties and conduct its business as described in each of the most recent Preliminary Prospectus and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)	The duly authorized, issued and outstanding capitalization of the Company is as set forth under the caption “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus as of the date set forth therein and as of the applicable Delivery Date; all of the issued and outstanding shares of capital stock of the Company and its Subsidiaries, including the Securities to be sold by the Selling Stockholders hereunder, are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in each of the most recent Preliminary Prospectus and the Prospectus; except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company and its Subsidiaries or any security convertible or exchangeable or exercisable for capital stock of the Company and its Subsidiairies.

(o)	The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(p)	The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

(q)	Other than as identified and described in each of the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement.

(r)	No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, except such as (i) has been obtained or will have been obtained at the applicable Delivery Date under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations or as may be required by state securities or “blue sky” laws or (ii) may be required by the bylaws and rules of the New York Stock Exchange (the “NYSE”) or the National Association of Securities Dealers, Inc. (the “NASD”).

(s)	None of the Company or any of the Subsidiaries (i) is in violation of its certificate of incorporation, by-laws, limited partnership agreement, limited liability company agreement or similar organizational documents, as applicable, (ii) is in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) is in violation of any statute or any order, decree, judgment, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the cases of clauses (ii) and (iii), to the extent any such default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)	The Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it, and good and marketable title to all other property owned by it, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) are described in each of the most recent Preliminary Prospectus and the Prospectus or (ii) such would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. All of the leases and subleases material to the business of the Company and the Subsidiaries, and under which the Company or any of its Subsidiaries holds the properties described in each of the most recent Preliminary Prospectus and the Prospectus are in full force and effect, and none of the Company or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property under any such lease or sublease.

(u)	The Company and the Subsidiaries possess such certificates, permits, licenses, franchises, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies, including, without limitation, from insurance regulatory agencies of the various jurisdictions where they conduct business, necessary to conduct their business in the manner described in each of the most recent Preliminary Prospectus and the Prospectus; the Company and the Subsidiaries have made all necessary filings required under any federal, state or local law, regulation or rule and have obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their business, except where the failure to so make such filing or obtain such authorization, consent or approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the authority of each Subsidiary to write classes and lines of insurance authorized by the Governmental Licenses possessed by it is unrestricted; except as disclosed in both the most recent Preliminary Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of the Company or any Subsidiary from making full use of the Governmental Licenses issued to it.

(v)	Except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)	There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. None of the Company or any of its Subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof.

(x)	The statements made (i) in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Risk Factors – Provisions of the Michigan Business Corporation Act, our articles of incorporation and other corporate governing documents and the insurance laws of Michigan, Missouri, California and Florida may discourage takeover attempts,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” (ii) in the Company’s registration statements on Form 8-A dated September 14, 1995 and October 12, 1999, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, (iii) under the captions “Employment Contracts” and “At-Will Employment and Severance Agreements” in the Company’s proxy statement for the annual 2007 meeting of shareholders, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and (iv) in Items 14 and 15 of Part II of the Registration Statement, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(y)	The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) that are necessary to conduct the business now operated by them, or are presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)	Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the Company or any of the Subsidiaries is in violation of any federal, state or local statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements. Except as disclosed in each of the most recent Preliminary Prospectus and the Prospectus, there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries. To the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

(aa)	(i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the Company or any member of the Company’s Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)	The Company and the Subsidiaries have (i) filed on a timely basis all necessary federal, state, local and foreign income, premium, excise, and franchise tax returns required to be filed or have duly requested extensions thereof; and (ii) paid all taxes shown as due on such tax returns (including any related assessments, fines or penalties). No tax deficiency has been asserted against the Company or any of the Subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)	The Company and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. All policies of insurance covering or maintained by the Company and the Subsidiaries are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Company and the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company and the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial or defense would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. Nothing in this paragraph (dd) is intended to apply to any policy of insurance issued by any Subsidiary of the Company (other than any policy issued to or covering the Company or any other Subsidiary) or to any reinsurance obtained by any Subsidiary of the Company.

(dd)	Except as disclosed in each of the most recent Preliminary Prospectus and the Prospectus, the Company and its Subsidiaries have made no change in their insurance reserving practices, principles or methods since December 31, 2006.

(ee)	All reinsurance treaties and arrangements to which any Subsidiary is a party are in full force and effect and no Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to render full performance and, to the knowledge of the Company and the Subsidiaries, none of the other parties to such treaties or arrangements is reasonably likely to be unable to perform such treaty or arrangement except (x) to the extent adequately and properly reserved for in the financial statements of the Company included in each of the most recent Preliminary Prospectus and the Prospectus, or (y) where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is not, and has not been, a party to a contract of financial reinsurance, finite risk insurance or reinsurance wherein the amount of risk or potential risk transferred to or from the Company is insufficient to permit the Company to classify properly the contract or other arrangement as an “insurance contract,” or where such contract or other arrangement may need to be subsequently reclassified so as to change the accounting treatment thereof; the Company is not, and has not been, a party to any separate written or oral agreements with ceding companies or reinsurers that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under a reinsurance contract, other than the inuring contracts that are explicitly defined in such reinsurance contract.

(ff)	The Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)	None of the Company or any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(hh)	None of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii)	The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(jj)	None of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company and any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds to it of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)	Except as described in each of the most recent Preliminary Prospectus and the Prospectus, none of the Subsidiaries is currently restricted or prohibited, directly or indirectly, from (i) paying any dividends or distributions to the Company or making any other distribution with respect to such Subsidiary’s capital stock, (ii) repaying to the Company or any other Subsidiary any loans or advances to such Subsidiary from the Company or such other Subsidiary or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.

(ll)	The consolidated financial statements of the Company included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related schedules and notes, fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company and its Subsidiaries for the respective periods specified, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected consolidated financial data of the Company and historical consolidated financial data included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements of the Company included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The other financial information included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Company and the Subsidiaries, as the case may be, and presents fairly, in all material respects, the information shown thereby. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(mm)	The statutory financial statements of the Company and its Subsidiaries from which certain ratios and other statistical data filed as part of the Registration

Statement have been derived were prepared for each relevant period in all material respects in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the insurance regulatory authority of the domiciliary jurisdiction of the applicable Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the applicable Subsidiaries as of the dates thereof, and the statutory basis results of operations of the applicable Subsidiaries for the periods covered thereby.

(nn)	The statistical and market-related data included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(oo)	None of the Company or any of the Subsidiaries has sustained since the date of the last audited financial statements included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus any loss or interference with its business material to the Company and the Subsidiaries considered as a whole, otherwise than as set forth or contemplated in each of the most recent Preliminary Prospectus and the Prospectus. Since the respective dates as of which information is given in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, there has not been any (i) material change in the capitalization of the Company or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) any transaction that is material to the Company or the Subsidiaries taken as a whole contemplated or entered into by the Company or any of the Subsidiaries, (iv) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company or its Subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case otherwise than as set forth or contemplated in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(pp)	The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in each of the most recent Preliminary Prospectus and the Prospectus accurately and fully describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(qq)	Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and the related schedules and notes thereto as of and for the years ended December 31, 2005 and 2006 included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations. Ernst & Young LLP is registered with the Public Company Accounting Oversight Board and their appointment to audit the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the years ended December 31, 2005, 2006 and 2007 has been made by the Audit Committee of the Company’s Board of Directors.

(rr)	PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and the related schedules and notes thereto as of and for the year ended December 31, 2004 included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board and their appointment to audit the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the year ended December 31, 2004 has been made by the Audit Committee of the Company’s Board of Directors.

(ss)	Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in each of the most recent Preliminary Prospectus and the Prospectus, (i) there has been no Material Adverse Change, nor any development or event that would reasonably be expected to result in or give rise to a Material Adverse Change, (ii) there have not been any transactions entered into by the Company or any of its Subsidiaries other than in the ordinary course of business which are material to the Company and its Subsidiaries taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(tt)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(uu)	(i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act Regulations), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including the Company’s principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(vv)	The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act Regulations). Such internal control over financial reporting has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the most recent date for which the effectiveness of the Company’s internal control over financial reporting was assessed, the Company’s internal controls over financial reporting were effective based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in “Internal Control – Integrated Framework.” As of the date hereof, the Company is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Public Company Oversight Board Standard No. 2 or any replacement standard) in the Company’s internal control over financing reporting, whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ww)	Neither the Company nor any Subsidiary nor, to the knowledge of the Company after reasonable inquiry, any of their respective directors, manager, or partners, as applicable, or officers, in their capacities as such, is in material breach or violation of any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xx)	No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus and the Prospectus which is not so described.

(yy)	The Company’s common stock has been registered under Section 12(b) of the Exchange Act, and the Securities have been authorized for trading on the New York Stock Exchange (the “Exchange”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

(zz)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the most recent Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aaa)	Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD.

(bbb)	Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company after reasonable inquiry, any of their respective officers or directors has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities in order to facilitate the sale or resale of the Securities or otherwise.

(ccc)	The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 4(f) hereto.

(ddd)	The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Securities Act Regulations or the interpretations thereof by the Commission.

(eee)	In connection with the offering of the Securities, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act.

(fff)	The Company has not relied upon the Representative or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(ggg)	The form of certificate used to evidence the Common Stock complies in all material respects with the applicable statutory requirements, with any applicable requirements of the articles of incorporation and bylaws of the Company and the requirements of the NYSE.
     Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Subsidiaries, as to matters covered thereby, to each Underwriter.
2.	Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, jointly and severally, represents and warrants to, and agrees with, the several Underwriters as follows:
(a)	As of the First Delivery Date, such Selling Stockholder will be the sole record and beneficial owner of the Securities to be sold by such Selling Stockholder under this Agreement, free and clear of all adverse claims (within the meaning of Section 8-102 of the New York UCC (as defined below)), except for those arising under this Agreement; and upon delivery of and payment for such Securities hereunder in accordance with the provisions of Section 3(d) hereof, the several Underwriters will acquire a security entitlement (as that term is defined in the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) with respect to the Securities, and no action based on an adverse claim (as that term is defined under the New York UCC) to the Securities may be asserted against any of the Underwriters, provided, that each such Underwriter does not have notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC). Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(b)	Such Selling Stockholder has the power and authority to enter into, and has duly authorized, executed and delivered, a Stock Custody Agreement (the “Custody Agreement”), which Custody Agreement is a valid and binding obligation of such Selling Stockholder, to Meadowbrook Insurance Group, Inc., as Custodian (the “Custodian”); pursuant to the Custody Agreement the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates in negotiable form representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and, as of the First Delivery Date, such certificates will be duly and properly endorsed in blank for transfer, or will be accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(c)	Such Selling Stockholder has the power and authority to enter into, and has duly authorized, executed and delivered to Robert S. Cubbin, Michael G. Costello and Karen S. Spaun, each as attorney-in-fact (the “Attorneys-in-Fact”), an irrevocable power of attorney (the “Power of Attorney”) authorizing and directing the Attorneys-in-Fact to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(d)	Each of the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)	Such Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder pursuant to this Agreement.

(f)	This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(g)	The execution and delivery by such Selling Stockholder of this Agreement, the Custody Agreement, the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in (A) a breach or violation of any of the terms and provisions of, impose any lien, charge or encumbrance upon any property or assets of such Selling Stockholder, or constitute a default under any, indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Stockholder or (B) the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of such Selling Stockholder.

(h)	No consent, approval, authorization or order of, or filing with, any court or any federal, state or local governmental agency or regulatory commission or body is required for the execution, delivery and performance by such Selling Stockholder of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as (i) has been obtained or made under the Securities Act or the Exchange Act or as may be required by state securities or “blue sky” laws or (ii) may be required by the bylaws and rules of the NASD.

(i)	Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus. Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Securities.

(j)	Other than as contemplated by this Agreement and except as disclosed in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from such Selling Stockholder any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(k)	To the knowledge of such Selling Stockholder, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(l)	To the knowledge of such Selling Stockholder, the Exchange Act Reports did not, as of their respective dates, and will not on the First Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)	To the knowledge of such Selling Stockholder, the Prospectus will not, as of its date and on the First Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(n)	To the knowledge of such Selling Stockholder, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the

Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(o)	Such Selling Stockholder is not prompted to sell Securities by any information concerning the Company that is not set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(p)	Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q)	The sale of the Securities by the Selling Stockholder does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.

(r)	Such Selling Stockholder has not relied upon the Representative or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(s)	Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in both the Preliminary Prospectus and the Prospectus under the captions “Selling Shareholders” (in the base prospectus) and “Selling and Principal Shareholders” (in the prospectus supplement).

(t)	Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement.

(u)	As of the First Delivery Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.
     Any certificate signed by a Selling Stockholder (if such Selling Stockholder is a natural person) or any officer of any Selling Stockholder (if such Selling Stockholder is an entity) and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.
3.	Sale, Purchase and Delivery of Securities.
(a)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell 5,500,000 Firm Securities, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule B hereto, at a purchase price per share of $9.1675, and (ii) in the event and to the extent that the Underwriters shall exercise their option to purchase Optional Securities as provided in Section 3(b) below, the Company agrees to issue and sell up to 937,500 Optional Securities. The number of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total number of Optional Securities to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters, as adjusted by KBCM in such manner as KBCM deems advisable to avoid fractional shares. The purchase price per share of the Optional Securities shall be the same as that of the Firm Securities.

(b)	The Company hereby grants to the Underwriters the right to purchase, at their election, the number of Optional Securities indicated in Section 3(a) above, at a purchase price per share equal to the purchase price per share of the Firm Securities, in connection with the sale and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from KBCM to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by KBCM but in no event earlier than the First Delivery Date (as defined below) or, unless KBCM and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

(c)	The several Underwriters propose to offer the Securities for sale upon the terms and conditions and in the manner set forth in each of the most recent Preliminary Prospectus and the Prospectus.

(d)	The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company and the Custodian, shall be delivered by or on behalf of the Company and the Custodian to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company and the Custodian to KBCM at least forty-eight hours in advance. The Company and the Custodian will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Delivery Date (as defined below) with respect thereto at a location in New York,

New York as may be designated by you or at the office of DTC or its designated custodian. The date of such delivery and payment shall be, with respect to the Firm Securities, July 24, 2007 or such other time and date as the Representative, the Company and the Custodian may agree upon in writing, and, with respect to the Optional Securities, on the date specified by the Representative in the written notice given by the Representative of its election to purchase such Optional Securities, or such date as the Representative, the Company and the Custodian may agree upon in writing. Such date for delivery of the Common Stock is herein called the “First Delivery Date,” such date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)	Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.
4.	Certain Agreements of the Company. The Company covenants and agrees with each of the Underwriters:
(a)	To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after the Company receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendments to the Registration Statement become effective under the Securities Act Regulations; to advise the Representative and (if requested by the Representative) to confirm such advice in writing, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)	To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)	To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(d)	To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(e)	Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(f)	Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(g)	To retain in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer

Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(h)	As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158);

(i)	Promptly from time to time to take such action as KBCM may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(j)	For a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, without the prior written consent of the Representative, (1) sell (including, without limitation, any short sale), offer for sale, contract to sell, sell or grant any option or contract to purchase, purchase any option or contract to sell, hedge, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act Regulations, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any shares of Common Stock or Other Securities (as defined below) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 of the Exchange Act Regulations), (2) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or Other Securities, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or Other Securities, in cash or otherwise, excluding any shares of Common Stock to be sold pursuant to this Agreement, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or Other Securities, or (4) publicly disclose the intention to do any of the foregoing, and to cause each officer and director of the Company set forth on Exhibit D hereto to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit C hereto (the “Lock-Up Agreements”);

notwithstanding the foregoing, during the Lock-Up Period, the Company shall be entitled to issue Common Stock upon the exercise of stock options outstanding on the date hereof and to grant options pursuant to any Company equity incentive plan described in the Prospectus, provided that such options shall not be exercisable during the Lock-Up Period; additionally, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing. “Other Securities” shall refer to any options or warrants to acquire shares of Common Stock and any securities exchangeable or exercisable for or convertible into shares of Common Stock;
(k)	To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds;”

(l)	To use its best efforts to list, subject to official notice of issuance, the Securities on the NYSE prior to the First Delivery Date and to maintain such listing and to file with the NYSE all documents and notices required in connection therewith;

(m)	To engage and maintain, at its expense, a registrar and transfer agent for the Securities;

(n)	Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company; and

(o)	To comply with all of the provisions of any undertakings in the Registration Statement.
5.	Certain Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants and agrees with each of the Underwriters as follows:
(a)	For a period commencing on the date hereof and continuing through the close of trading 180 days after the date of the Prospectus (the “Selling Stockholder Lock-

Up Period”), such Selling Stockholder will not (and will cause any spouse or immediate family member of the spouse of such Selling Stockholder living in the Selling Stockholder’s household not to), directly or indirectly, without the prior written consent of the Representative, (1) sell (including, without limitation, any short sale), offer for sale, contract to sell, sell or grant any option or contract to purchase, purchase any option or contract to sell, hedge, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act Regulations, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any shares of Common Stock or Other Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 of the Exchange Act Regulations), or publicly announce an intention to do any of the foregoing, or (2) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or Other Securities, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or Other Securities, in cash or otherwise, excluding any shares of Common Stock to be sold pursuant to this Agreement, in each case without the prior written consent of the Representative, on behalf of the Underwriters. Notwithstanding the foregoing, during the Selling Stockholder Lock-Up Period, the Selling Stockholder shall be entitled to transfer and assign shares of Common Stock (i) as a bona fide gift or gifts; provided that prior to such transfer the donee or donees thereof shall furnish to the Representative a Lock-Up Agreement, (ii) to a trust or limited partnership for the benefit of the Selling Stockholder or members of the Selling Stockholder’s immediate family (as defined below); provided, that such transferee or assignee of shares of Common Stock or Other Securities shall furnish to the Representative a Lock-Up Agreement prior to any such transfer (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Selling Stockholder and not the transferee) and (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order; provided that prior to such transfer the transferee shall furnish to the Representative a Lock-Up Agreement. “Immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of such Selling Stockholder. Additionally, if (1) during the last 17 days of the Selling Stockholder Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Selling Stockholder Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Selling Stockholder Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing.

(b)	Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 5(a) during the period from the date of this Agreement to and including the 34th day following the expiration of the Selling Stockholder Lock-Up Period, such Selling Stockholder will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Selling Stockholder Lock-Up Period (as such may have been extended pursuant to Section 5(a)) has expired.

(c)	That the Securities to be sold by such Selling Stockholder hereunder, which are represented by the certificates held in custody for such Selling Stockholder, are subject to the interest of the Underwriters thereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(d)	Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Securities.

(e)	Such Selling Stockholder will deliver to the Representative prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(f)	Such Selling Stockholder will pay all taxes, if any, on the transfer and sale of the Securities being sold by such Selling Stockholder and the fees of such Selling Stockholder’s counsel.

(g)	Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected and will not effect any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(h)	Such Selling Stockholder shall immediately notify you if such Selling Stockholder has knowledge of any event that occurs which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.	Expenses. The Company covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the delivery and distribution of the Custody Agreement and the Power of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (f) any required review by the NASD of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriters); (g) the listing of the Securities on NYSE; (h) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 4(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the Representative and officers of the Company; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, and the Selling Stockholders shall pay the fees and expenses of their counsel, the Custodian (and any other attorney-in-fact), and any transfer taxes payable in connection with their respective sales of the Securities to the Underwriters. Nothing in this Section 6 is intended to alter any agreement between the Company and any Selling Stockholder relating to the allocation between them of responsibility for costs and expenses incurred in connection with the sale of Securities by the Selling Stockholders.

7.	Conditions of the Obligation of the Underwriters. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following terms and additional conditions:
(a)	The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)	No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances in which such statements were made) not misleading.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements the Power of Attorney, the Securities, the Registration Statement, each Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Howard & Howard Attorneys, P.C. shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-1.

(e)	The Company shall have furnished to the Representative its written opinion of Michael G. Costello, Esq., Senior Vice President, General Counsel and Secretary of the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-2.

(f)	Honigman Miller Schwartz and Cohn LLP , counsel for the Selling Stockholders, shall have furnished to the Representative their written opinion, as counsel to each of the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.

(g)	The Representative shall have received from LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)	At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to certain financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Representative shall have received from Ernst & Young LLP a letter (the “bring-down letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)	At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they were at all relevant times independent public accountants within the meaning of the Securities Act and in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to certain financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial PwC letter”), the Representative shall have received from PricewaterhouseCoopers LLP a letter (the “bring-down PwC letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they were at all relevant times independent public accountants within the meaning of the Securities Act and in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down PwC letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date of the bring-down PwC letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial PwC letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial PwC letter.

(j)	The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
(i)	The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)	They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
(k)	Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(l)	Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of such Selling Stockholder) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that such Selling Stockholder has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m)	(i) Neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in each of the most recent Preliminary Prospectus and the Prospectus.

(n)	Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Regulations), (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock and (iii) A.M. Best Company shall have not downgraded, or announced that it has placed under surveillance or review, with possible negative implications, the financial strength rating assigned to any of the Company’s Subsidiaries.

(o)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in each of the most recent Preliminary Prospectus and the Prospectus.

(p)	The New York Stock Exchange shall have approved the Securities for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(q)	The Lock-Up Agreements between the Representative and the officers and directors of the Company set forth on Exhibit D, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
8.	Indemnification and Contribution.
(a)	The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” (as defined in Rule 433 of the Securities Act Regulations) used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) used or referred to by any Underwriter with the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), (D) any “road show” (as defined in Rule 433 of the Securities Act Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in (A) the Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company and the Subsidiaries shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or

in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)	The Selling Stockholders, severally in proportion to the number of Securities to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations), prepared by or on behalf of any Selling Stockholder or used or referred to by any Selling Stockholder in connection with the offering of the Securities in violation of Section 5(d) (a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in (A) the Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the Securities purchased under this Agreement received by the Selling

Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

(c)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in (A) the Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

(d)	Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 8 if (i) the Company, the Selling Stockholders and the Underwriters shall have so mutually agreed; (ii) the Company and the Selling Stockholders have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Selling Stockholders or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company and the Selling Stockholders, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)	If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, respectively, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

(f)	Prior to the First Delivery Date, the Underwriters shall deliver a letter to the Company and the Selling Stockholders identifying the statements furnished by them in writing expressly for inclusion in the Registration Statement, any

Preliminary Prospectus and the Prospectus. The Company and the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus are the statements to be contained in such letter.
9.	Default of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule B bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 8 and Section 11 shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

10.	Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 7(l), 7(m) or 7(n) shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 6, 8 and 11 hereof and the Underwriters shall have no liability hereunder except as provided by Section 8 hereof..

11.	Reimbursement of Underwriters’ Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.	Default by the Company. If the Company shall fail at the First Delivery Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 12 shall relieve the Company or the Subsidiaries from liability, if any, in respect of such default.

13.	Research Analyst Independence. The Company and the Selling Stockholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

14.	No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the

Underwriters with respect to any breach of fiduciary duty in connection with the offering contemplated by this Agreement.
15.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)	If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets Inc., KeyBank Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Jonathan Crane (Facsimile: 216-263-3830; Telephone: 216-563-3828); and with a copy (which shall not constitute notice) to LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, New York 10019, Attention: Matthew M. Ricciardi, Esq. (Facsimile: 212-649-9483; Telephone: 212-424-8185);

(b)	if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Meadowbrook Insurance Group, Inc., 26255 American Drive, Southfield, Michigan 48034, Attention: Michael G. Gostello, Esq. (Facsimile: 248-358-5792; Telephone: 248-358-1100); with a copy (which shall not constitute notice) to Howard & Howard Attorneys, P.C., 39400 Woodward Avenue, Suite 101, Attention: Timothy Kraepel, Esq. (Facsimile: 248-645-1568; Telephone: 248-723-0347); and

(c)	if to any of the Selling Stockholders, shall be delivered or sent by mail to the Attorneys-in-Fact, c/o Meadowbrook Insurance Group, Inc., 26255 American Drive, Southfield, Michigan 48034; with a copy (which shall not constitute notice) to Honigman Miller Schwartz and Cohn LLP, 660 Woodward Avenue, Suite 2290, Detroit, Michigan 48226, Attention: Donald J. Kunz, Esq. (Facsimile: 313-465-7455; Telephone: 313-465-7454).
Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

16.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Selling Stockholders, and any person controlling the Company and the Selling Stockholders within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.	Survival. The respective indemnities, representations, warranties and agreements of the Company, the Subsidiaries and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

18.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

19.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Page Follows.]

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MEADOWBROOK INSURANCE GROUP, INC.

By:	/s/ Michael G. Costello
Name: Michael G. Costello
Title: General Counsel

SELLING STOCKHOLDERS:
Merton J. Segal
Beverly J. Segal
Beverly J. Segal Two-Year Grantor Retained
Annuity Trust u/a/d March 1, 2007

By:	/s/ Michael G. Costello

Name: Michael G. Costello
Attorney-in-Fact
Accepted and agreed by:
KeyBanc Capital Markets Inc.
Acting as Representative of the
Several Underwriters named
in attached Schedule B

By:	/s/ Dave Gruber
Name: Dave Gruber
Title: Managing Director
[Signature Page to Underwriting Agreement]

SCHEDULE A
Selling Stockholders

Number of Firm
Name	Securities to be Sold
Beverly J. Segal	727,000

Beverly J. Segal Two-Year Grantor Retained Annuity Trust u/a/d March 1, 2007	23,000

Schedule A-1

SCHEDULE B

Number of Firm
Securities to be
Underwriter	Purchased
KeyBanc Capital Markets Inc.	3,437,500
Friedman, Billings, Ramsey & Co., Inc.	1,562,500
Ferris, Baker Watts, Incorporated	1,250,000

Total	6,250,000

Schedule B-1

EXHIBIT A-1
FORM OF OPINION OF HOWARD & HOWARD ATTORNEYS, P.C.
     (i) The Securities to be issued and sold by the Company to the Underwriters under the Agreement have been duly authorized and, upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus.
     (ii) There are no preemptive rights under federal law or under the Michigan Business Corporation Act to subscribe for or purchase the Securities. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s articles of incorporation or by-laws (or similar organizational documents) or any agreement or other instrument known to such counsel.
     (iii) The Agreement has been duly and validly authorized, executed and delivered by the Company.
     (iv) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the rules of the NYSE and applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by the Agreement.
     (v) To such counsel’s knowledge, except as described in each of the Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
     (vi) To such counsel’s knowledge and except as described in each of the Preliminary Prospectus and the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

Exhibit A-1-1

     (vii) The Registration Statement was declared effective under the Securities Act as of [insert date and time], and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act Regulations on [insert date]. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (viii) (A) The Registration Statement, on the Effective Date and on the applicable Delivery Date, (B) the most recent Preliminary Prospectus at the Applicable Time and on the applicable Delivery Date and (C) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Securities Act Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained in or omitted from the Registration Statement or the Prospectus.
     (ix) The Exchange Act Reports, when filed with the Commission and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Exchange Act and the Exchange Act Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained in or omitted from the Exchange Act Reports.
     (x) The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Meadowbrook Insurance Group, Inc. Capital Stock,” insofar as they purport to constitute summaries of the terms of the Common Stock (including the Securities), constitute accurate summaries of the terms of the Common Stock in all material respects.
     (xi) The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Risk Factors – Provisions of the Michigan Business Corporation Act, our articles of incorporation and other corporate governing documents and the insurance laws of Michigan, Missouri, California and Florida may discourage takeover attempts,” insofar as they purport to constitute summaries of the terms of United States federal or Michigan state statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (xii) To such counsel’s knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed therewith as required.
     (xiii) The Company is not, after giving effect to the offering and the sale of the Securities and the application of the proceeds as described in each of the most recent Preliminary Prospectus and the Prospectus, an “investment company” as defined under the Investment Company Act of 1940, as amended.

Exhibit A-1-2

     (xiv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and with the requirements of the New York Stock Exchange.
     In addition, such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, and (y) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:
     (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;
     (b) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or
     (c) the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus, except to the extent set forth in paragraphs (x) and (xi) above.

Exhibit A-1-3

EXHIBIT A-2
FORM OF OPINION OF MICHAEL G. COSTELLO, ESQ.
     (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under Michigan law, with full corporate power and authority to own and lease its properties and conduct its business as described in each of the most recent Preliminary Prospectus and the Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the requisite power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.
     (ii) Each of the Subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has the requisite power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged. Except as described in each of the most recent Preliminary Prospectus and the Prospectus, none of the Subsidiaries is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company or making any other distribution with respect to such Subsidiary’s capital stock, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.
     (iii) The Company has an authorized capitalization as set forth each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding except as set forth in each of the most recent Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid, non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (iv) To such counsel’s knowledge, the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, order, rules, regulations and orders, including those relating to transactions with affiliates.

Exhibit A-2-1

     (v) To such counsel’s knowledge, the Company is not (i) in violation of its certificate of incorporation or by-laws or (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, except in the cases of clause (ii), to the extent any such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (vi) To such counsel’s knowledge, the Company and the Subsidiaries possess such Governmental Licenses issued by appropriate federal, state or local governmental or regulatory agencies or bodies, including, without limitation, from insurance regulatory agencies of the various jurisdictions where they conduct business, necessary to conduct their businesses in the manner described in each of the most recent Preliminary Prospectus and the Prospectus; and have made all necessary filings required under any federal, state or local law, regulation or rule and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses, except where the failure to so make such filing or obtain such authorization, consent or approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and in compliance with any federal, state, local, foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (vii) The execution, delivery and performance of the Agreement by the Company, the consummation of the transactions contemplated by the Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel; (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company; or (iii) result in any violation of any statute or any rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets, except, with respect to clause (i), for such conflicts, breaches, violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (viii) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the rules of the NYSE and applicable state securities laws in connection with the

Exhibit A-2-2

purchase and sale of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement.
     (x) The statements in Preliminary Prospectus and the Prospectus (i) under the captions “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other Items – Regulatory” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Regulatory and Rating Issues,” “Business – Regulations that Impact Us,” (ii) in the Company’s registration statements on Form 8-A dated September 14, 1995 and October 12, 1999, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (iii) under the captions “Employment Contracts” and “At-Will Employment and Severance Agreements” in the Company’s proxy statement for the annual 2007 meeting of shareholders, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and (iv) in Items 14 and 15 of Part II of the Registration Statement, in each case insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

Exhibit A-2-3

EXHIBIT B
FORM OF OPINION OF SELLING STOCKHOLDERS’ COUNSEL
     (i) Each Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into the Agreement, the Power of Attorney and the Custody Agreement. The execution, delivery and performance of the Agreement, the Power of Attorney and the Custody Agreement by each Selling Stockholder and the consummation by each Selling Stockholder of the transactions contemplated thereby do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any Selling Stockholder or (iii) result in any violation of any statute or any rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over any Selling Stockholder or the property or assets of any Selling Stockholder.
     (ii) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Selling Stockholder or the property or assets of any Selling Stockholder is required for the execution, delivery and performance of the Agreement, the Power of Attorney or the Custody Agreement by any Selling Stockholder and the consummation by any Selling Stockholder of the transactions contemplated thereby.
     (iii) The Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Selling Stockholder.
     (iv) The Power of Attorney and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of each Selling Stockholder and constitute valid and legally binding obligations of each Selling Stockholder, enforceable against each Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).
     (v) Immediately prior to such Delivery Date, each Selling Stockholder had good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect of, the Securities to be sold by such Selling Stockholder under the Agreement on such Delivery Date, free and clear of all liens, encumbrances, equities or claims known to such counsel, and full right, power and authority to sell, assign, transfer and deliver such Securities.

Exhibit B-1

     (vi) Upon payment for the Securities to be sold by each Selling Stockholder, delivery of such Securities, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede & Co. or such other nominee and the crediting of such shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Securities), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement. For purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (A) such shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

Exhibit B-2

EXHIBIT C
FORM OF LOCK-UP LETTER AGREEMENT
          , 2007
KeyBanc Capital Markets Inc.
As Representative of the several Underwriters
    KeyBank Center
    800 Superior Avenue
    Cleveland, Ohio 44114
Ladies and Gentlemen:
     The undersigned understands that you, as representative, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several underwriters to be named in such agreement, with Meadowbrook Insurance Group, Inc., a Michigan corporation (the “Company”) and potentially one or more Selling Stockholders to be named therein (the “Selling Stockholders”) providing for a public offering (the “Offering”) of shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company and the Selling Stockholders (if any). The undersigned acknowledges that the Company, the Selling Stockholders (if any), you and the other underwriters to be named in the Underwriting Agreement will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     In consideration of the foregoing, the undersigned hereby agrees that, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 90 days after the date of the final prospectus relating to the Offering filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of KeyBanc Capital Markets Inc. (“KBCM”) (which consent may be withheld in its sole discretion), directly or indirectly, (i) sell (including, without limitation, any short sale), offer for sale, contract to sell, sell or grant any option or contract to purchase, purchase any option or contract to sell, hedge, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any shares of Common Stock or Other Securities (as defined below) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part,

Exhibit C-1

directly or indirectly, the economic consequence of ownership of the Common Stock or Other Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or Other Securities, in cash or otherwise, excluding any shares of Common Stock to be sold pursuant to the Underwriting Agreement. Notwithstanding the foregoing, during the Lock-Up Period the undersigned shall be entitled to transfer and assign shares of Common Stock (i) as a bona fide gift or gifts; provided that prior to such transfer the donee or donees thereof shall furnish to KBCM a letter agreement substantially in the form of this Lock-Up Letter Agreement, (ii) to a trust or limited partnership for the benefit of the undersigned or members of the undersigned’s immediate family (as defined below); provided, that such transferee or assignee of shares of Common Stock or Other Securities shall furnish to KBCM a letter agreement substantially in the form of this Lock-Up Letter Agreement prior to any such transfer (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not the transferee) (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order; provided that prior to such transfer the transferee shall furnish to KBCM a letter agreement substantially in the form of this Lock-Up Letter Agreement. For purposes of this Lock-Up Letter Agreement, (x) “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned and (y) “Other Securities” shall mean any options or warrants to acquire shares of Common Stock and any securities exchangeable or exercisable for or convertible into shares of Common Stock.
     Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless KBCM waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by KBCM to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Other Securities held by the undersigned except in compliance with the foregoing restrictions.

Exhibit C-2

     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any shares of Common Stock or Other Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
     If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof or if no Underwriting Agreement is signed by August 15, 2007, then the agreements set forth herein shall likewise be terminated.
     This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

By:
Name:
Title

Exhibit C-3

EXHIBIT D
Persons to Execute Lock-Up Letter Agreements:
1. Merton J. Segal
2. Joseph S. Dresner
3. David K. Page
4. Herbert Tyner
5. Robert S. Cubbin
6. Hugh W. Greenberg
7. Florine Mark
8. Robert H. Naftaly
9. Robert W. Sturgis
10. Bruce E. Thal
11. Karen M. Spaun
12. Michael G. Costello
13. Stephen A. Belden
14. Robert Christopher Spring
15. Archie S. McIntyre
16. Kenn R. Allen
17. Gregory L. Wilde
18. Joseph E. Mattingly
19. James M. Mahoney

Exhibit D-1